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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): MAY 15, 2002



                             NEWPARK RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                     1-2960                  72-1123385
 (State or other jurisdiction         (Commission             (IRS Employer
       of incorporation)              File Number)          Identification No.)


 3850 NORTH CAUSEWAY, SUITE 1770
         METAIRIE, LOUISIANA                                        70002
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code: (504) 838-8222



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ITEM 5. OTHER EVENTS.

         On May 15, 2002, Newpark Resources, Inc., Delaware corporation ("Newpark") entered into an Underwriting Agreement (the "Underwriting Agreement") with Raymond James & Associates, Inc. ("Raymond James"), for the sale of 2,000,000 shares of Newpark's common stock, $0.01 par value per share. The Underwriting Agreement is included as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The offering will be made on a firm commitment basis.

         The offering will generate approximately $16.4 million in net proceeds to Newpark. Newpark will use approximately $15.11 million of the net proceeds to purchase the 150,000 shares of Newpark's Series A Cumulative Perpetual Preferred Stock currently outstanding and pay all unpaid dividends accrued on the Series A stock until the date of purchase. Approximately $50,000 of the net proceeds will be used to pay the expenses of the offering, while the remaining net proceeds of approximately $1.24 million will be used for general corporate purposes.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         1.1 Underwriting Agreement dated May 15, 2002 between Newpark Resources, Inc. and Raymond James & Associates, Inc.

         99.1     Press release issued by Newpark Resources, Inc. on May 16,
                  2002.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 NEWPARK RESOURCES, INC.


Dated: May 17, 2002              By:      /s/ Matthew W. Hardey
                                    -------------------------------------------
                                    Matthew W. Hardey, Vice President and Chief
                                    Financial Officer



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                                INDEX TO EXHIBIT



     EXHIBIT
     NUMBER    DESCRIPTION
     ------    -----------
      1.1      Underwriting Agreement dated May 15, 2002 between Newpark
               Resources, Inc. and Raymond James & Associates, Inc.

      99.1     Press release issued by Newpark Resources, Inc. on May 16, 2002.
